UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2022

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MercadoLibre, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33647	98-0212790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

WTC Free Zone

Dr. Luis Bonavita 1294, Of. 1733, Tower II

Montevideo, Uruguay, 11300

(Address of registrant’s principal executive offices) (Zip Code)

+598-2-927-2770

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MELI	Nasdaq Global Select Market
2.375% Sustainability Notes due 2026	MELI26	The Nasdaq Stock Market LLC
3.125% Notes due 2031	MELI31	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2022, the Board of Directors (the “Board”) of MercadoLibre, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board pursuant to Article VI, Section 1 of the Company’s Certificate of Incorporation and with Sections 2.2 and 2.5 of the Company’s bylaws, approved a resolution increasing the size of the Board from eight to nine directors. Concurrently, the Board unanimously approved the appointment of Mr. Richard Sanders as a Class II director of the Company, to serve from February 9, 2022 until the Company’s 2022 Annual Meeting of Stockholders or until his successor is duly elected and qualified or until his earlier death, resignation or removal.

Richard Sanders, 50, is a partner at Permira, a global private equity firm. Mr. Sanders is a member of Permira’s Executive Committee and Investment Committees for their Flagship and Growth Opportunities funds, the latter as Chairman, and is also the co-head of the technology sector investment team. Mr. Sanders joined Permira in 1999 and has spent most of his career based in London. He relocated to the United States of America between 2007 and 2011 to set up Permira’s office in Menlo Park, California. Mr. Sanders currently serves as a director of Allegro.eu (Poland's largest online marketplace). Prior to joining Permira, Mr. Sanders worked for Morgan Stanley in London in the M&A and High Yield Capital Markets divisions. Mr. Sanders holds an MA in Literae Humaniories (Classics) from Oxford University and an MBA from Stanford University where he was a Fulbright Scholar.

The Board has determined that Mr. Sanders qualifies as independent in accordance with the listing requirements of the Nasdaq Stock Market LLC and the Company’s Corporate Governance Guidelines. There were no arrangements or understandings pursuant to which Mr. Sanders was elected as a director, and there are no related party transactions between the Company and Mr. Sanders reportable under Item 404(a) of Regulation S-K.

For his services as an independent director, Mr. Sanders will receive the same fees and compensation as other independent directors of the Company. A description of the fees and compensation paid to independent directors of the Company (the “Director Compensation Program”) is set forth under the section entitled “Director Compensation” in the Company’s 2021 proxy statement filed on April 29, 2021, which section is incorporated by reference herein. Mr. Sanders’ fees and compensation under the Director Compensation Program will be prorated for the period he serves as a director between February 9, 2022 and our annual shareholders’ meeting in 2022. We also intend to enter into our standard form of indemnification agreement with Mr. Sanders which will obligate us to indemnify him to the fullest extent permitted by Delaware law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MercadoLibre, Inc.

Dated: February 15, 2022	By:	/s/ Pedro Arnt
	Name:	Pedro Arnt
	Title:	Chief Financial Officer